Exhibit 99.1

IA GLOBAL, INC., REPORTS EBITDA RESULTS OF $2.9 MILLION ON REVENUES OF $19.7 MILLION AND CASH FLOW FROM OPERATIONS OF $2.7 MILLION FOR THE THREE MONTHS ENDED JUNE 30, 2008

SAN FRANCISCO, CA. August 20, 2008/Business Wire

Summary of Operating Results

IA Global, Inc. (Amex: IAO) announced the following consolidated results for the three months ended June 30, 2008, as compared to the three months ended June 30, 2007:

•	Revenues increased 257% to $19,688,708 up from $5,514,790.

•	Gross profit increased 326% to $16,492,884 up from $3,872,665.

•

Net income increased $2,857,487 to $730,844 as compared to a net loss of ($2,126,643). This net income reflects the revenue gains from new contracts and existing contracts, income from minority investments, and early results from our newly established Philippines business operations.

•	Cash flow from operating activities increased $6,113,054 to $2,679,783 from a negative cash flow of ($3,433,271).

•	EBITDA (earnings before interest expense, taxes and depreciation and amortization) increased $4,766,590 to $2,884,342 as compared to a net loss of ($1,882,248).

•	IA Global, Inc, 100% subsidiary, Global Hotline, Inc. increased operating income before income taxes by $4,429,353 to $2,545,225 as compared to a loss of ($1,883,428).

•	Shareholder Equity increased by $10,489,877 to $15,620,330.

Key Accomplishments During the Quarter

•

Global Hotline Philippines, Inc. (GHP) completed the merger of Shift Resources and Asia Premier Executive Suites during June 2008. This new business entity will shortly have 269 revenue producing seats and expects to expand this number to 600 before March 31, 2009. GHP signed contracts with 2 new clients during the 1st quarter.

•	Global Hotline, Inc. (Japan) successfully renewed or extended six contracts with existing customers during the period April 1, 2008 to June 30, 2008.

•

Global Hotline, Inc. (Japan) signed a number of new contracts with major credit card companies. These new clients broaden GHI’s customer base and position the company for continued strong growth in revenues throughout the coming fiscal year, particularly in the 4th quarter. Sales increased significantly for the first quarter rising $14,027,139 to $19,541,929 as compared to the three months ended June 30, 2007.

•	Global Hotline, Inc. announced its intention to pay down the majority of its outstanding debt at the rate of $4 to $6 million per year over the coming three years.

•

Equity investments added a net $205,323 as other income for the quarter. Our minority investment companies: ASFL, GPlus Media, and Slate Consulting increased revenues and profits, enabling IA Global to recognize profits of $256,119 from ASFL, $32,635 from GPlus Media, and $23,125 from Slate Consulting for the quarter.

•

A majority of IA Global’s investments paid their quarterly Management Services Agreement Fees (MSA), which are equal to 0.75% of each entity’s quarterly gross revenue. These MSA fees were recognized as other income. In addition, GPlus Media paid a $30,000 dividend during the three months ended June 30, 2008.

The company’s CEO, Derek Schneideman, said, “The Company’s overall performance during the three months ended June 30, 2008 has been satisfactory. Clearly we have passed the inflection point, which divided the need for intensive capital investments to our expectation of sustainable and growing profitability. Our majority owned Contact Center companies Global Hotline and Global Hotline Philippines, which together form the cornerstone of our Business Process Outsourcing (BPO) businesses, are tracking to benchmark standards for growth, profitability, and customer service excellence. Our HR businesses, which support the people intensive nature of our BPO enterprises, are performing well and are expected to contribute to future cost efficiencies in the areas of recruitment, training, and staff retention.”

“We are operating in a difficult economic environment. We believe our stock has been shorted by over six million shares since May 21, 2008. Against this background our key business performance indicators demonstrate that overall business operations are showing consistent improvement. Of particular note are two matters, cash flow from operations has shown a major turnaround growing $6.1 million into a cash flow positive position of $2.7 million, and the sizable increase in shareholder equity to $15,620,330. It remains my personal belief that the current market capitalization of IA Global, Inc., in no way reflects the true value of the company, to say nothing of the future potential of our company. I am convinced that the results we announced today prove that our strategy and pace of turnaround is successful,” Mr. Schneideman commented further.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a broadly based Services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing (BPO), this also includes the human resources and human capital elements necessary to recruit and train the very large numbers of people necessary to transact BPO, B2B and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources, can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass, the Philippines, South East Asia and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Philippines, IA Global is the 100% owner of Asia Premier Executive Suites Inc. and Shift Resources Inc., companies that have now been merged into a single company named Global Hotline Philippines Inc.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 20% in Taicom Securities Co Ltd. These organizations provide services, value-add investor relations services, capital raising and other income to IA Global, Inc.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS

                                                                                   June 30,        March 31,
                                                                                     2008            2008
                                                                                 ------------    ------------
ASSETS                                                                            (unaudited)      (audited)

CURRENT ASSETS:
  Cash and cash equivalents ..................................................   $  3,228,830    $  1,626,862
  Marketable securities ......................................................              -               -
  Accounts receivable, net of allowance of $450,518 and $674,886, respectively     12,180,676      12,746,290
  Prepaid expenses ...........................................................      1,071,641       1,967,164
  Notes receivable ...........................................................      1,617,308       1,484,519
  Other current assets .......................................................        603,620         462,709
  Deferred taxes - foreign ...................................................        700,326       1,477,580
                                                                                 ------------    ------------
    Total current assets .....................................................     19,402,401      19,765,124

EQUIPMENT, NET ...............................................................      3,216,877       2,431,954

OTHER ASSETS
  Intangible assets, net .....................................................        657,180         331,129
  Equity Investment in Taicom Securities Co Ltd ..............................      5,093,464               -
  Equity investment in Australia Secured Financial Limited ...................      7,225,566       6,930,355
  Equity investment in GPlus Media Co Ltd ....................................      1,392,732       1,380,386
  Equity investment in Slate Consulting Co Ltd ...............................      1,408,693       1,396,481
  Other assets ...............................................................      3,288,832       2,704,752
                                                                                 ------------    ------------

                                                                                 $ 41,685,745    $ 34,940,181
                                                                                 ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ...................................................   $    324,695    $    197,943
  Accrued liabilities ........................................................      7,572,169       7,851,636
  Consumption taxes received .................................................        414,616         460,067
  Income taxes payable - foreign .............................................              -               -
  Note payable - current portion of long term debt ...........................      9,050,116      10,510,655
                                                                                 ------------    ------------
    Total current liabilities ................................................     17,361,596      19,020,301
                                                                                 ------------    ------------

LONG TERM  LIABILITIES:
  Long term debt .............................................................      8,703,819       8,593,594
  Convertible debentures .....................................................              -       2,195,833
                                                                                 ------------    ------------
                                                                                    8,703,819      10,789,427
                                                                                 ------------    ------------
STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value, 5,000 authorized, none outstanding ........              -               -
  Common stock, $.01 par value, 300,000,000 shares authorized,
    209,991,842 and 165,303,543, issued and outstanding, respectively ........      2,099,918       1,653,035
  Additional paid in capital .................................................     52,201,213      43,882,701
  Accumulated deficit ........................................................    (38,599,668)    (39,330,512)
  Accumulated other comprehensive loss .......................................        171,774        (821,864)
                                                                                 ------------    ------------
                                                                                   15,873,237       5,383,360
  Less common stock in treasury, at cost .....................................       (252,907)       (252,907)
                                                                                 ------------    ------------
    Total stockholder's equity ...............................................     15,620,330       5,130,453
                                                                                 ------------    ------------

                                                                                 $ 41,685,745    $ 34,940,181
                                                                                 ============    ============

                                                     - 4 -

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 Three Months Ended June 30,
                                                                               ------------------------------
                                                                                    2008             2007
                                                                               -------------    -------------

REVENUE ....................................................................   $  19,688,708    $   5,514,790

COST OF SALES ..............................................................       3,195,824        1,642,125
                                                                               -------------    -------------

GROSS PROFIT ...............................................................      16,492,884        3,872,665

Selling, general and administrative expenses ...............................      14,656,688        6,943,148
                                                                               -------------    -------------

OPERATING INCOME (LOSS) ....................................................       1,836,196       (3,070,483)
                                                                               -------------    -------------

OTHER INCOME (EXPENSE):
  Interest income ..........................................................          14,594           10,602
  Interest expense and amortization of beneficial  conversion feature ......        (283,448)        (227,532)
  Other income .............................................................          62,698          568,763
  Gain (loss) on equity investment in Australia Secured Financial Limited ..         256,119          (11,381)
  Gain on equity investment in GPlus Media Co Ltd ..........................          32,635                -
  Gain on equity investment in Slate Consulting Co Ltd .....................          23,105                -
  Loss on equity investment in Taicom Securities Co Ltd ....................        (106,536)               -
  Foreign currency transaction adjustment ..................................             265                -
                                                                               -------------    -------------
    Total other expense ....................................................            (568)         340,452
                                                                               -------------    -------------

PROFIT (LOSS) BEFORE INCOME TAXES ..........................................       1,835,628       (2,730,031)

Income taxes - current provision (benefit) .................................       1,104,784         (603,388)
                                                                               -------------    -------------

NET PROFIT (LOSS) ..........................................................   $     730,844    $  (2,126,643)
                                                                               =============    =============

Basic and diluted profit (loss) per share of common-
  Basic profit (loss) per share ............................................   $           -    $       (0.01)
  Diluted profit (loss) per share ..........................................   $           -    $          *

  Weighted average shares of common stock outstanding ......................     176,444,684      151,334,534
  Weighted average shares of common stock outstanding- diluted .............     178,299,757               *

  * Diluted calculation is not presented as it is anti-dilutive.

                                                     - 5 -

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Three Months Ended June 30,
                                                                                 ----------------------------
                                                                                     2008             2007
                                                                                 -----------      -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ........................................................     $   730,844      $(2,126,643)
  Adjustments to reconcile net income (loss) to net cash used in operating activities
      Depreciation and amortization ........................................         598,937          461,387
      Amortization of beneficial conversion feature ........................         104,167          104,166
      Stock based compensation .............................................         115,811           29,727
      Common stock issued for services .....................................         159,584                -
      (Gain) loss on equity investments ....................................        (213,233)          24,971
  Changes in operating assets and liabilities:
    Accounts receivable ....................................................         576,368          507,518
    Consumption tax paid ...................................................               -         (105,503)
    Prepaid expenses .......................................................         914,720         (578,323)
    Notes receivable .......................................................        (132,789)        (364,386)
    Other current assets ...................................................        (128,116)          24,768
    Deferred taxes - foreign ...............................................         777,254                -
    Other assets ...........................................................        (584,080)        (931,441)
    Accounts payable - trade ...............................................          88,563          156,680
    Accrued liabilities ....................................................        (282,796)         639,427
    Consumption tax received ...............................................         (45,451)        (287,271)
    Income taxes payable - foreign .........................................               -         (541,354)
    Deferred revenue .......................................................               -         (446,994)
                                                                                 -----------      -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ........................       2,679,783       (3,433,271)
                                                                                 -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures .....................................................      (1,089,196)         (53,903)
  Sale of marketable securities ............................................               -          233,681
  Acquisition of subsidiary Shift Resources, Inc. ..........................         (35,000)               -
  Acquisition of investment in Australian Secured Financial Limited ........               -         (125,000)
  Cash from acquisition of Shift Resources, Inc. and Asia Premier
    Executive Suites, Inc. .................................................          12,158                -
                                                                                 -----------      -----------
NET CASH USED IN INVESTING ACTIVITIES: .....................................      (1,112,038)          54,778
                                                                                 -----------      -----------

CASH FROM FINANCING ACTIVITIES:
  Proceeds from debt .......................................................       3,864,750        2,434,650
  Repayments of debt .......................................................      (5,483,064)        (480,735)
  Proceeds from exercise of options ........................................               -            5,500
  Proceeds from sale of common stock .......................................         500,000          200,000
  Purchase of common shares for treasury ...................................               -         (468,289)
                                                                                 -----------      -----------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ........................      (1,118,314)       1,691,126
                                                                                 -----------      -----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS .......................         449,431       (1,687,367)

EFFECT OF EXCHANGE RATE CHANGES ON CASH ....................................       1,152,537          (62,078)

CASH AND CASH EQUIVALENTS, beginning of period .............................       1,626,862        3,908,186
                                                                                 -----------      -----------

CASH AND CASH EQUIVALENTS, end of period ...................................     $ 3,228,830      $ 2,158,741
                                                                                 ===========      ===========

Supplemental disclosures of cash flow information:
  Interest paid ............................................................     $    81,191      $    49,220
  Taxes paid ...............................................................         386,170                -

Non-cash investing and financing activities:
  Conversion of debentures into Common Stock ...............................     $ 2,300,000      $         -
  Issuance of Preferred Stock for acquisition of Investment -
    Australian Secured Financial Limited ...................................               -        7,000,000
  Issuance of Common Stock for acquisition of Subsidiary -
    Asia Premier Executive Suites, Inc. ....................................     $   300,000      $         -
  Issuance of Common Stock for acquisition of Subsidiary -
    Shift Resources, Inc. ..................................................     $   190,000      $         -
  Issuance of Common Stock for acquisition of Investment -
    Taicom Securities Co., Ltd. ............................................     $ 5,200,000      $         -
  Issuance of Note Payable for acquisition of Subsidiary -
    Asia Premier ...........................................................     $   268,000      $         -

                                                     - 6 -